Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 2 of Pangaea Logistics Solutions Ltd. of our report dated March 30, 2015 relating to the financial statements of Nordic Bulk Holding ApS, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark
July 1, 2015

PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab, CVR-nr. 33 77 12 31
Strandvejen 44, 2900 Hellerup
T: 3945 3945, F: 3945 3987, www.pwc.dk